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                                Dewey Ballantine
                          1301 Avenue of the Americas
                            New York, New York 10019






                                                                January 27, 1995


Beneficial Corporation
One Christina Centre
301 North Walnut Street
Wilmington, Delaware  19801

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 being filed by Beneficial Corporation (the "Company") with the Securities and Exchange
Commission, relating to $3,000,000,000 (or the equivalent thereof in foreign currencies or currency units) aggregate principal amount of Debt Securities (hereinafter called the "Securities") of the Company. We also refer to the First Supplemental and Restated Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), as Trustee, which was previously filed as Exhibit 4.2 to Registration Statement No. 33-51833, and the Indenture, dated as of September 1, 1993, between the Company and BankAmerica National Trust Company, a national banking association, as Trustee, which was previously filed as Exhibit 4.4 to Registration Statement No. 33-51833, (each, an "Indenture").

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a duly organized and existing corporation under the laws of the State of Delaware; and

     2. Assuming the due execution and delivery of each Indenture by the appropriate Trustee, upon the taking of


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Beneficial Corporation
January 27, 1995; p. 2


          appropriate further corporate action by the Company and the due execution and delivery of the Securities on behalf of the Company, the Securities will be duly and validly authorized and, when duly authenticated by the appropriate Trustee and sold and delivered at the price and in accordance with the terms set forth in the Prospectus constituting a part of the Registration Statement and the supplement or supplements to such Prospectus, will be valid, legal and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of the applicable Indenture.

     We consent to the use of this opinion in the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            DEWEY BALLANTINE